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                                                                   EXHIBIT 10.41




                                 PROMISSORY NOTE

PRINCIPAL $25,000.                                          DATE: AUGUST 6, 2000

          1. PRINCIPAL AND INTEREST. Ampersand Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with offices at 414 N. Orleans St., Suite 510, Chicago, Illinois, 60610 for value received, hereby promises to pay to the order of Northlea Partners, Ltd. (the "Holder"), with offices at 2365 NW 41st Street, Boca Raton, FL 33431, or any successor in interest in lawful money of the United States at the address of the Holder set forth above, the principal sum of Twenty-Five Thousand and 00/100 Dollars ($25,000) on September 22, 2001 (the "Maturity Date"), together with simple interest from the date hereof, computed on the basis of a 365-day year from the date of original issuance until the Maturity Date, or such earlier payment date as described below, at the rate of 15% per annum.

          2. PREPAYMENT. The principal amount of the Note, plus any accrued interest due thereon, may be prepaid in its entirety at any time.

          3. ADDITIONAL CONSIDERATION. The Company will issue a warrant (attached as an exhibit) entitling the Holder to purchase 62,500 shares of Common Stock of the Company at an exercise price of $1.00 per share. The Company hereby agrees to include the shares of Common Stock underlying the warrant in the next registration statement (except those filed under Forms S4 and S8) filed by the Company with the Securities Exchange Commission.

          4. DEFAULT PENALTY PROVISIONS. If the Company fails to pay the principal and accrued interest due thereon on the maturity date, interest shall continue to accrue as computed above at an adjusted rate of 18% per annum from the Maturity Date until the date the note and accrued interest is paid in full.

          5. RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities into which the attached warrant is convertible into the same or a different number of securities of any class or classes of securities of the Company, or exchange any such securities in a merger or acquisition for securities or property of another Company, the Holder shall be entitled to the same rights in such new securities or property as the Holder would have been entitled to if immediately prior to such change the Holder had acquired shares of Common Stock into which the warrant is convertible.

          6. USE OF PROCEEDS. The proceeds of the Note shall be used for general corporate purposes.

          7. GOVERNING LAW. The Note is delivered in and shall be construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws provisions thereof.

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          IN WITNESS WHEREOF, and intending to be legally bound hereby, the
Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.

AMPERSAND MEDICAL CORPORATION


BY:
   --------------------------------
NAME:  LEONARD R. PRANGE
TITLE: PRESIDENT, COO/CFO